EXHIBIT 99.1


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NEWS RELEASE                                                    March 31, 2011

         FLEXIBLE SOLUTIONS ANNOUNCES FULL YEAR, 2010 FINANCIAL RESULTS

   Conference call is scheduled for April 1, 2011. See the time and dial in number below.

VICTORIA, BRITISH COLUMBIA, Mar 31, 2011 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), a developer and manufacturer of biodegradable and environmentally safe, water and energy conservation technology, as well as anti-scalant and crop nutrient enhancement products, today announces financial results for the full year ended December 31, 2010.

Mr. Daniel B. O'Brien, CEO, states, "We are very pleased to announce record revenue, significantly higher than even 2008, before the recession slowed our growth."

o Sales for the full year 2010 were $11,491,401, up 17%, when compared to $9,783,496 for full year 2009. The result was an after tax GAAP accounting net loss of $0.01 per weighted average share compared net loss of $0.05 per weighted average share in full year 2009.

o Non-GAAP operating cash flow: (for details see table below). For the 12 months ending Dec. 31, 2010 net income (loss) reflects $538,029 of non-cash charges, net Income Taxes of $690,180 and New Factory Construction Costs of $870,236 (total =$2,098,445). When non-cash charges, income tax and other items, not related to current operations of the Company, are removed, the Company shows positive operating cash flow of $1,908,365 or $0.14 per share. This compares with 2009 operating cash flow of $956,322, or $0.07 per share.

o FSI's NanoChem Division (a U.S. division) had significant taxable revenue in 2010, resulting in $770,180 income tax paid compared to $394,983 in 2009. At the same time expensing of certain construction costs from the biomass factory in Canada resulted in a loss carry forward for that division. These expenses will be very valuable to the Canadian division in the near future, to reduce taxable revenue as the biomass factory in Alberta comes on line.

o The biomass factory is very close to achieving commercial levels of production. We hope to announce this milestone in the second quarter and begin providing naturally sourced, polyaspartic acid to our current and future customers.


The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, oil field extraction and fertilizer use to further increase sales in this division. In past years, the NanoChem Division sales have been less volatile quarter over quarter than FSI's other divisions. However, due to increasing sales into

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agriculture,  seasonality may be more apparent in future  quarters.  Mr. O'Brien continues, "I want to stress how hard our employees have worked as FSI survived the recession and returned to impressive levels of growth. Processes have been improved, our aspartic acid factory reached completion and new products have been developed that will drive our growth for years to come. I look forward to reporting more record quarters and years to the shareholders as well as the achievement of other important milestones."

                                   More below

Conference call

** CEO, Dan O'Brien has scheduled a conference call for 11:00 am EST, 8:00 am PST, Friday April 1, 2011 to discuss the financials. To attend this call, dial 1-877-941-2333 (or 1-480-629-9723). The conference call title, `Fourth Quarter Financials' may be requested **

The above information and following table contain supplemental information regarding income and cash flow from operations for the 3 & 12 months respectively ended Dec. 31, 2010 and 2009. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                               FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

                      Consolidated Statement of Operations
         For 3 & 12 Months Ended Dec. 31 (12 Months Operating Cash Flow)
                     (12 month audited / 3 month unaudited)

--------------------------------------------------------------------------------

                                                  3 and 12 month revenue ended
                                                             Dec. 31
                                                       2010           2009
                                                  ------------------------------
3 month                                             3 month
                                                    revenue
                                                  ------------------------------
Revenue                                           $  2,596,082    $ 2,402,195
                                                  ------------------------------

                                                    12 month
                                                    revenue
                                                  ------------------------------
12 month Revenue                                  $ 11,491,401    $ 9,783,496
Net income (loss) GAAP                            $   (190,080)   $  (743,442)
Net income (loss) per share GAAP                  $      (0.01)   $     (0.05)
Net income (loss) Excludes "net income tax as
   indicated and as listed below" NON-GAAP        $    500,100 a  $  (467,459)a
--------------------------------------------------

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--------------------------------------------------------------------------------
Net income (loss) per share excluding "income
  tax"  NON-GAAP                                  $       0.04 a  $     (0.03)a
12 month weighted average shares used in
  computing per share amounts - basic GAAP        $ 13,962,567    $14,020,375
                                                  ------------------------------
                                                  12 month Operating Cash Flow
The following calculations begin with: Net                ended Dec. 31
income (loss) GAAP
                                                  ------------------------------
Operating cash flow (12 month). NON-GAAP -
Excludes: a and b as indicated and as listed
below                                             $ 1,038,129 a,b  $  131,859a,b
Operating cash flow (12 month). NON-GAAP -        $1 ,908,365      $  956,322
Excludes: a.b and c as indicated and as listed       a,b,c              a,b,c
below
Operating Cash flow per share (12 months) -
basic. NON-GAAP - Excludes: items "a,b and c" as  $      0.14      $ 0.07 a,b,c
indicated and as listed below.                         a,b,c
Non-cash Adjustments (as per 12 month Statement   $   538,029 b    $599,317 b
of Cash Flow)
 Adjustments - other (as listed below)            $ 1,560,416 a,c  $1,100,446a,c
12 month basic weighted average shares used in
computing per share amounts - basic GAAP           13,962,567       14,020,375
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded as follows.

a)  NON-GAAP- "income tax (Net Income Tax: 2010 =$690,180, 2009 = $275,983)

b) NON-GAAP- Non-cash Adjustments for 2010 and 2009, "depreciation, stock compensation expenses, write down of investment and inventory, loss on sale of equipment, interest expense, other expenses, and shares for service (see
    - Consolidated Statement of Cash Flow).

c) NON-GAAP- Other Non-operating adjustments - add "New factory construction costs (2010 = $870,236, 2009 =$824,463), deduct interest income (interest income: 2010 = $0, 2009 = $0) which are unrelated to the "current operations" of the Company.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.


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                        Flexible Solutions International
                     615 Discovery Street, Victoria, BC V8T 5G4 CANADA

                              Company Contacts

                                Flexible Solutions International - Head Office
                                                                   Jason Bloom
                                                             Tel: 250-477-9969
                                                             Tel: 800.661.3560

Email: Info@flexiblesolutions.com

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